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                                                                   EXHIBIT 10.25

May 24, 2000

Viewlocity, Inc.
3475 Piedmont Road
Atlanta, GA 30305
Attn:  Gregory Cronin

Dear Greg:

         Reference is made to that certain Series B Convertible Preferred Stock Purchase Warrant numbed B-1, dated as of March 12, 1999, by and between Viewlocity, Inc. ("Viewlocity") and Battery Ventures IV, L.P. ("Battery Ventures"), as amended by the First Amendment to Series B Convertible Preferred Stock Purchase Warrant, dated as of May __, 2000, by and between Viewlocity and Battery Ventures (the "Warrant"). Battery Ventures hereby irrevocably covenants and agrees that immediately prior to the closing of an Initial Public Offering by Viewlocity, Battery Ventures will exercise the Warrant in full in accordance with the terms of the Warrant. Battery Ventures hereby exercises its net issue election pursuant to Section 1(b) of the Warrant with the fair market value for purposes of such election being equal to the price to the public in the Initial Public Offering.

         All capitalized terms used but not otherwise defined in this letter agreement shall have the meanings assigned to them in the Agreement.

                                     Sincerely,

                                     Battery Ventures IV, L.P.

                                     By: Battery Partners IV, LLC, its
                                     General Partner

                                     By: /s/ Oliver D. Curme
                                        _____________________________________

                                     Name:  Oliver D. Curme
                                        _____________________________________
                                     Title:  Member Manager
                                        _____________________________________

Accepted and Agreed:

Viewlocity, Inc.

By:  /s/ Stan F. Stoudenmire
    _________________________________
Title: Sr. VP and Secretary
      _______________________________